SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                      8-K

                                 CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                                      1934


                         DATE OF REPORT: JUNE 16, 1996


                         Commission File No.  000-06710

                         PENRIL DATACOMM NETWORKS, INC.
                             A Delaware Corporation
                   IRS Employer Identification No. 34-1028216
            1300 Quince Orchard Blvd., Gaithersburg, Maryland 20878
                           Telephone - (301) 417-0552

     Item 5.   Other Events

     On June 16, 1996 Penril DataComm Networks, Inc. ("Penril") entered into a Plan and Agreement of Merger (the "Merger Agreement") with Bay Networks, Inc. ("Bay") (NYSE: BAY), a Delaware corporation, located at 4411 Great America Parkway, Santa Clara, California 95052, pursuant to which, immediately after Penril has spun-off to its shareholders its non-modem business, Bay will Acquire Penril's modem business by exchanging $10 of Bay common stock for each share of Penril common stock. It is expected that both the merger and the spin-off will be tax-free.

     Prior to the merger, Penril will transfer all of its non-modem business, which will consist principally of its remote access products business, into a new Penril subsidiary expected to be named "Access-Beyond". Immediately prior to the closing of the transaction with Bay, The Access Beyond subsidiary will be spun off to Penril's shareholders who will receive one share of Access Beyond for each share of Penril held.

     In connection with the Merger Agreement, Penril and Bay entered into a perpetual license agreement pursuant to which, if the Merger Agreement terminates for certain specified reasons, Bay would obtain, or have the right to obtain, a perpetual non-exclusive license of the intellectual property, software and technical know-how relating to the Xylogics Octal Modem Card.

     It is anticipated that the Access Beyond spin-off and the acquisition of the modem business by Bay will be completed in the early fall of 1996. The closing of both transactions is subject to approval by a majority of the outstanding Penril shares and other customary closing conditions. Shareholder approval will be sought at a special meeting pursuant to a combination proxy statement/registration statement describing the transactions and registering the Access Beyond shares with the Securities and Exchange Commission (the "SEC").

     A copy of the news release relating to the transactions is attached as Exhibit 4 hereto. Please Note: The news release may include forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by Penril with the SEC, specifically the most recent reports on Forms 10-K/A and 10-Q, which identify important risk factors which could cause actual results to differ from those contained in the forward-looking statements.

     Also on June 16, 1996, Penril and Bay entered into a six-month non-exclusive License Agreement whereby Penril licensed to Bay certain intellectual property, software and technical know-how relating to Xylogics Octal Modem Card. Bay paid Penril the sum of
$4.5 million for the license.   The License Agreement contemplates
that Penril will develop and 8 Digital Modem Card for Bay, train Bay's personnel in the underlying technology and provide technical assistance where necessary to permit Bay to market this digital modem technology.


Item 7. Financial Statements and Exhibits

(c)  Exhibits

              2.01  Plan and Agreement of Merger dated as of June 16, 1996.

             10.01  Perpetual License Agreement dated as of June 16, 1996

             10.02  License Agreement dated as of June 16, 1996.

             99.01  News release dated June 17, 1996.



                           SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             PENRIL DATACOMM NETWORKS, INC.


Dated: June 18, 1996         By: \s\Richard D. Rose
                              ------------------------------
                              Richard D. Rose
                              Vice President,
                              Chief Financial Officer